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                           NUVEEN INVESTMENT TRUST II
                           --------------------------

           NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT

WHEREAS, Nuveen Institutional Advisory Corp., a Delaware corporation (the "Manager") and Rittenhouse Asset Management, Inc., formerly known as
Rittenhouse Financial Services, Inc., a Delaware corporation (the "Sub-Adviser") have entered into a Sub-Advisory Agreement dated as of October 31, 1997, as amended (the "Agreement"), pursuant to which the Sub-Adviser furnishes investment advisory services to the various series of Nuveen Investment Trust II; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year after the initial effective period of two years, provided that such continuance is specifically approved for each Portfolio (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Trustees of Nuveen Investment Trust II, including the independent Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement with respect to each Portfolio until August 1, 2004, in the manner required by the Investment Company Act of 1940.

Dated as of July 15, 2003

                                      NUVEEN INSTITUTIONAL ADVISORY CORP.


                                      By: /s/ William M. Fitzgerald
                                      ------------------------------------------
                                                Managing Director

ATTEST:

/s/ Jessica R. Droeger
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    Assistant Secretary



                                      RITTENHOUSE ASSET MANAGEMENT, INC.


                                      By:      /s/ William L. Conrad
                                          --------------------------------------

                                      Its:         Managing Director
                                          --------------------------------------

ATTEST:

/s/ Eileen J. Paul
V.P. Client Services